Filed pursuant to Rule 424(b)(5)
Registration No. 333-229486

PROSPECTUS SUPPLEMENT
(To Prospectus Dated February 22, 2019)

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2,000,000 American Depositary Shares Representing 2,000,000 Ordinary Shares

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We are offering 2,000,000 American Depositary Shares, or ADSs, representing 2,000,000 of our ordinary shares to certain institutional investors at a price of $17.50 per ADS pursuant to this prospectus supplement and accompanying prospectus. Each ADS represents one ordinary share. See “Description of American Depositary Shares” and “Description of Ordinary Shares” in the accompanying prospectus for more information.

Our ADSs representing our ordinary shares are listed on The Nasdaq Capital Market, or Nasdaq, under the symbol “CLGN.” The last reported sale prices of our ordinary shares on the Nasdaq on December 31, 2020, January 7, 2021, January 14, 2021 January 21, 2021, January 28, 2021, February 4, 2021 and February 11, 2021 were $10.77, $13.34, $14.47, $17.49, $18.15 and $24.25 per share, respectively.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-7 of this prospectus supplement (including, without limitation, the risk factor entitled “The market price of our ordinary shares has been, and may continue to be, volatile, and the value of your investment could decline significantly”), and the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus to read about factors you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state or other foreign securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We have engaged H.C. Wainwright & Co., LLC, or the placement agent, to act as our exclusive placement agent for this offering. The placement agent has agreed to use its “reasonable best efforts” to arrange for the sale of our securities offered by this prospectus supplement and the accompanying prospectus, but the placement agent has no obligation to purchase or sell any of such securities or to arrange for the purchase or sale of any specific number or dollar amount of such securities. There is no required minimum number of our securities that must be sold as a condition to completion of this offering. We have agreed to pay the placement agent the fees set forth in the table below in connection with this offering.

	Per ADS	Total
Offering price	$17.50	$35,000,000
Placement agent’s fees(1)	$1.225	$2,450,000
Proceeds, before expenses, to us	$16.275	$32,550,000

(1)	We will pay the placement agent a cash fee equal to 7.0% of the aggregate gross proceeds. We have also agreed to reimburse the placement agent for certain of its expenses, as described under “Plan of Distribution” on page S-12 of this prospectus supplement.

Delivery of the ADSs is expected to be made on or about February 17, 2021.

H.C. Wainwright & Co.

Prospectus Supplement dated February 11, 2021

TABLE OF CONTENTS

Prospectus Supplement

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is a supplement to the accompanying prospectus dated February 22, 2019 that is also part of this document. This prospectus supplement and the accompanying prospectus are part of a Registration Statement on Form F-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell the any of the securities described in the accompanying prospectus in one or more offerings. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Accordingly, you should refer to the registration statement and its exhibits for further information about us and our securities. Copies of the registration statement and its exhibits are on file with the SEC. Statements contained in this prospectus supplement and the accompanying prospectus concerning the documents we have filed with the SEC are not intended to be comprehensive, and in each instance we refer you to a copy of the actual document filed as an exhibit to the registration statement or otherwise filed with the SEC.

This prospectus supplement and the accompanying prospectus do not contain all of the information provided in the registration statement that we filed with the Commission. For further information about us or our ordinary shares, you should refer to that registration statement, which you can obtain from the Commission as described below under “Where You Can Find More Information” and “Incorporation by Reference.”

You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We have not authorized anyone to provide you with different information. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. We are not making, nor will we make, an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus is current only as of the dates on their respective covers. Our business, financial condition, results of operations and prospects may have changed since that date.

Our financial statements are prepared and presented in accordance with U.S. GAAP. Prior to 2019, we prepared our financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board. In 2019, we decided to adopt U.S. GAAP since our business activity is primarily in the U.S. as well as our activity in the U.S. capital markets. Our historical results do not necessarily indicate our expected results for any future periods.

Certain figures included in this prospectus supplement and the accompanying prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

Unless derived from our financial statements or otherwise noted, the terms “shekels,” “Israeli shekels,” and “NIS” refer to New Israeli Shekels, the lawful currency of the State of Israel, and the terms “dollar,” “U.S. dollar,” “US$,” “USD,” and “$” refer to U.S. dollars, the lawful currency of the United States.

We own various trademark registrations, trademark applications, unregistered trademarks, and trade names, including, among others: “collage” and “Vergenix.” All other trademarks or trade names referred to in this prospectus supplement and the accompanying prospectus are the property of their respective owners. Solely for convenience, trademarks and trade names in this prospectus supplement and the accompanying prospectus may be referred to without the symbols ® and TM, but such references should not be construed as any indication that their respective owners will not assert, to the fullest extent under applicable law, their rights to those trademarks or trade names.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to the “Company,” “CollPlant,” “we,” “us,” “our” or similar references refer to CollPlant Biotechnologies Ltd. and its wholly owned subsidiary CollPlant Ltd.

We have not taken any action to permit a public offering of the ADSs outside the United States or to permit the possession or distribution of this prospectus supplement and the accompanying prospectus outside the United States. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the ADSs and the distribution of this prospectus supplement and the accompanying prospectus outside of the United States.

S-ii

SUMMARY

This summary highlights selected information contained elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus that we consider important. This summary does not contain all of the information you should consider before investing in the ADSs or our ordinary shares. You should read this summary together with the entire prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, including the risks related to our business, our industry, investing in the ADSs or our ordinary shares and our location in Israel, that we describe under “Risk Factors” and our consolidated financial statements and the related notes, which are incorporated by reference herein and therein, before making an investment in the ADSs.

We are a regenerative and aesthetic medicine company focused on 3D bioprinting of tissues and organs, and medical aesthetics. Our products and product candidates are based on our recombinant human collagen (rhCollagen) that is produced with our proprietary plant based genetic engineering technology.

Our products and product candidates address indications for the diverse fields of tissue repair, aesthetics and organ manufacturing, and, we believe, are ushering in a new era in regenerative and aesthetic medicine. On February 5, 2021, CollPlant Ltd., or CollPlant, our wholly-owned subsidiary entered into a Development, Exclusivity and Option Products Agreement with certain wholly-owned subsidiaries of AbbVie Inc. (collectively, “AbbVie”), pursuant to which CollPlant and AbbVie will collaborate in the development and commercialization of dermal and soft tissue filler products for the medical aesthetics market, using CollPlant’s recombinant human collagen (rhCollagen) technology and AbbVie’s technology.

Our flagship rhCollagen BioInk product line is ideal for 3D bioprinting of tissues and organs. In October 2018, CollPlant entered into a license agreement with LB, a wholly-owned subsidiary of United Therapeutics Corporation, pursuant to which CollPlant and LB are collaborating in 3D bio-printing development of engineered lungs or lung substitutes and kidneys, and LB is using our BioInks in order to manufacture 3D bioprinted lungs and kidneys for transplant in humans.

In January 2020, we also entered into a Joint Development Agreement with 3D Systems, pursuant to which we and 3D Systems agreed to jointly develop tissue and scaffold bioprinting processes for third party collaborators. As part of the Joint Development Agreement, we and 3D Systems plan to advance and accelerate tissue and scaffold bioprinting by delivering an integrated 3D bioprinter and BioInks solution to third parties. Our industry collaboration also includes the ARMI and ReMDO.

We believe our technology is the only commercially viable technology available for the production of genetically engineered, or recombinant, human collagen. We believe that our rhCollagen, though laboratory-derived, is identical to the type I collagen produced by the human body, has significant advantages compared to currently marketed tissue-derived collagens, including improved biological function, high homogeneity, and reduced risk of immune response. We believe the attributes of our rhCollagen make it suitable for numerous tissue repair applications throughout the human body. We believe that the annual market size for our BioInk, and our medical aesthetics product candidates including dermal filler, exceeded $10 billion in 2019, and is estimated to reach $17 billion in 2025.

Our rhCollagen has superior biological function when compared to any tissue-derived collagens, whether from animal or human tissues, according to data published in peer-reviewed scientific publications. Our rhCollagen can be fabricated in different forms and shapes including gels, pastes, sponges, sheets, membranes, fibers, and thin coats, all of which have been tested in vitro and in animal models and proven superior to tissue-derived products. We have demonstrated that, due to its homogeneity, rhCollagen can produce fibers and membranes with high molecular order, meaning there is high molecular alignment, which enables the formation of tissue repair products with distinctive physical properties. We produce our rhCollagen from genetically engineered tobacco plants, assuring a relatively abundant supply of high quality raw materials.

We are currently focusing on the following two rhCollagen-based family products lines:

●	CollPlant rhCollagen-based BioInk for use in the 3D printing of tissues and organs. Our flagship BioInk product line provides an ideal building block for three dimensional bioprinting of tissues and organs. The BioInk is being developed to enable the printing of three-dimensional scaffolds combined with human cells and/or growth factors as a basis for tissue or organ formation. In addition to collagen, CollPlant’s BioInk formulations can include other proteins and/or polymers as well. Our BioInk is being developed to be compatible with numerous 3D bioprinting technologies and with printed organ characteristics. In October 2018, we entered into the United License Agreement pursuant to which CollPlant and LB are collaborating in the development of engineered lungs or lung substitutes and kidneys, using our rhCollagen and BioInk. In January 2020, we announced a Joint Development Agreement with 3D Systems Corporation, pursuant to which CollPlant and 3D Systems Corporation agreed to jointly develop tissue and scaffold bioprinting processes for third party collaborators.

●	Aesthetic medicine product line including a dermal filler and breast implants. Our rhCollagen offers a portfolio of opportunities in the field of regenerative aesthetics, owing to its ideal structure and non-immunogenic properties that provide, what we believe is the optimal scaffold to attract cells and promote tissue regeneration. We are developing a photocurable regenerative dermal filler combining other technologies with our tissue regenerating rhCollagen which is designed to address the need for more innovative aesthetic products to treat wrinkles. In addition, we are developing injectable and 3D bioprinted breast implants for regeneration of breast tissue comprised of rhCollagen and additional materials. On February 5, 2021, CollPlant entered into a Development, Exclusivity and Option Products Agreement with AbbVie, pursuant to which CollPlant and AbbVie will collaborate in the development and commercialization of dermal and soft tissue filler products for the medical aesthetics market, using CollPlant’s recombinant human collagen (rhCollagen) technology and AbbVie’s technology..

Recent Developments

Development and Commercialization Agreement with Allergan Aesthetics, an AbbVie company

On February 5, 2021, Collplant entered into a Development, Exclusivity and Option Products Agreement, or the Agreement, with AbbVie, pursuant to which CollPlant and AbbVie will collaborate in the development and commercialization of dermal and soft tissue filler products for the medical aesthetics market, using CollPlant’s recombinant human collagen (rhCollagen) technology and AbbVie’s technology.

Pursuant to the Agreement, CollPlant agreed to undertake projects for the development of an aseptic process for sterile rhCollagen that meets or exceeds certain specifications as set forth in the Agreement. Prior to the second anniversary of the Agreement, AbbVie may elect to have CollPlant undertake additional projects for the development of a more concentrated rhCollagen that meets or exceeds certain specifications.

Pursuant to the Agreement, CollPlant granted to AbbVie and its affiliates, worldwide exclusive rights to use its rhCollagen in combination with AbbVie proprietary technologies, for the production and commercialization of dermal and soft tissue filler products, or the Exclusive Products. Further, pursuant to the Agreement, CollPlant granted to AbbVie and its affiliates, a right of first negotiation to enter into a definitive agreement to obtain exclusive, worldwide rights to the use of CollPlant rhCollagen for the commercialization and sale of an injectable breast implant product and a right of first negotiation to enter into a definitive agreement to obtain exclusive, worldwide rights to the use of CollPlant rhCollagen for the commercialization and sale of a photocurable dermal filler product (each an “Option Product” and together, the “Option Products”). Other than under the Agreement, CollPlant has agreed not to research, develop or commercialize its rhCollagen for use with any Exclusive Products during the term of the Agreement or grant any third party any rights to CollPlant’s rhCollagen technology that would conflict with rights granted to AbbVie.

The Agreement provides that later on CollPlant and AbbVie will enter into a supply agreement whereby CollPlant will manufacture and supply AbbVie with rhCollagen, at a pre-agreed price, to be used solely for the development and manufacture of the Exclusive Products and Option Products.

The Agreement provides that with respect to the Exclusive Products CollPlant shall be entitled to receive up to $50 million comprised of an upfront cash payment of $14 million and up to $36 million in proceeds upon the achievement of certain development, clinical trial, regulatory and commercial sale milestones. In addition, CollPlant shall be entitled to a fixed-fee royalty payment (subject to certain adjustments) for each product commercially sold during the applicable royalty term as well as a fee for the supply of rhCollagen to AbbVie. In addition, with respect to the Option Products, CollPlant shall be entitled to receive up to $53 million, as further described below, plus a fixed-fee royalty payment (subject to certain adjustments) for each product commercially sold during the applicable royalty term and a fee for the supply of rhCollagen to AbbVie. The $53 million in proceeds includes a one-time non-refundable payment of $6 million upon signing a definitive agreement with regard to the injectable breast implant product; a one-time non-refundable payment of $4 million for signing a definitive agreement with regard to the photocurable dermal filler product; and up to an additional $43 million payable upon the achievement of certain clinical trial, regulatory approval and commercial sale milestones.

Unless earlier terminated, the Agreement will continue in effect on a product-by-product and country-by-country basis until the later of (i) the expiration, invalidation or abandonment of the last CollPlant patent covering a product in a particular country, and (ii) 10 years from the first commercial sale of such product in such country. Following expiration (unless earlier terminated), the rights granted to AbbVie in the Agreement will continue on a non-exclusive, fully paid-up, royalty-free, perpetual and irrevocable basis. The Agreement may be terminated early by either party for material breach or bankruptcy. In addition, AbbVie may terminate the Agreement at any time immediately upon written notice to CollPlant if AbbVie reasonably believes that it is not advisable for AbbVie to continue to develop or commercialize the Exclusive Products under the Agreement as a result of a perceived serious safety issue regarding the use of any Exclusive Product or upon 60 days’ written notice, for any or no reason, with respect to its rights under the Agreement on an Exclusive Product-by-Exclusive Product or country-by-country basi

Corporate Information

Our legal and commercial name is CollPlant Biotechnologies Ltd. We hold all of the issued and outstanding shares of CollPlant Ltd and have no holdings in other companies. CollPlant was incorporated in Israel on August 12, 2004 as a private company limited by shares and began its operations as a technology incubator company under the technology incubators program of the Israel Innovation Authority, or the IIA. CollPlant owns all of our intellectual property.

We were incorporated in Israel on November 9, 1981 as a private company limited by shares. We became a public company in Israel in 1993, when all of our ordinary shares were listed on the Tel Aviv Stock Exchange, or the TASE. On January 31, 2018, our ADSs commenced trading on the Nasdaq Capital Market under the symbol “CLGN”. The ADSs were quoted on the OTCQX from March 2015 to May 25, 2017, and quoted on the OTCQB from May 26, 2017 to January 30, 2018. Our name has changed several times, but has been CollPlant Biotechnologies Ltd. since June 21, 2019. We delisted our ordinary shares from the TASE, and the last date of trading of our ordinary shares on the TASE was on October 29, 2018.

Our principal offices are located at 4 Oppenheimer, Weizmann Science Park, Rehovot 7670104, Israel, and our telephone number is +972-73-232-5600. Our primary internet address is http://www.CollPlant.com. None of the information on our website is incorporated by reference herein. Puglisi & Associates serves as our agent for service of process in the United States for certain limited matters, and its address is 850 Library Avenue, Suite 204, Newark, Delaware 19711.

THE OFFERING

Issuer	CollPlant Biotechnologies Ltd.

ADSs offered by us	2,000,000 ADSs representing 2,000,000 ordinary shares.

Offering price	$17.50 per ADS

Ordinary shares outstanding after this offering	9,228,838 ordinary shares.

The ADSs

Each ADS represents one ordinary share.

The Bank of New York Mellon, or the Depositary, will be the holder of the ordinary shares underlying your ADSs and you will have rights as provided in the Deposit Agreement dated February 20, 2015 among CollPlant Biotechnologies Ltd., The Bank of New York Mellon, as Depositary, and all owners and holders from time to time of ADSs issued thereunder, or the Deposit Agreement, which has been filed as an exhibit to the registration statement of which this prospectus supplement forms a part.

Subject to compliance with the relevant requirements set out herein, you may turn in your ADSs to the Depositary in exchange for ordinary shares underlying your ADSs.

The Depositary will charge you fees for exchanges.

You should carefully read the “Description of American Depositary Shares” section of the accompanying prospectus and the Deposit Agreement to better understand the terms of the ADSs.

Use of proceeds	We expect the net proceeds from this offering will be approximately $32 million, after deducting the placement agent fees and estimated offering expenses payable by us. We currently expect to use the net proceeds of this offering for general corporate purposes, general corporate purposes, which may include but are not limited to working capital and funding the development of regenerative and aesthetic medicine products. See “Use of Proceeds” on page S-9 of this prospectus supplement.

Listings	The ADSs are listed on Nasdaq under the symbol “CLGN.”

Risk factors	Investing in our securities involves risks. Before investing in the ADSs, you should carefully read and consider the “Risk Factors” beginning on page S-7 of this prospectus supplement and in the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus.

Depositary	The Bank of New York Mellon.

Unless otherwise indicated, the number of ordinary shares outstanding prior to and after this offering is based on 7,288,838 ordinary shares outstanding as of February 11, 2021, and excludes:

●	18,409 ordinary shares held in treasury;

●	1,263,359 ordinary shares issuable upon the exercise of outstanding options at a weighted average exercise price of $7.68 per share;

●	2,466,148 ordinary shares representing 2,466,148 ADSs issuable upon the exercise of outstanding warrants, at a weighted average exercise price of $4.00 per share; and

●	250,000 ordinary shares and a warrant to purchase up to 250,000 ordinary shares at an exercise price of $4.00 issuable pursuant to the second closing of an investment agreement dated August 30, 2019 between us and Ami Sagy.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the options or warrants described above.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference may contain “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of forward-looking words such as “believe,” “expect,” “intend,” “plan,” “may,” “should,” “anticipate,” “could,” “might,” “seek,” “target,” “will,” “project,” “forecast,” “continue” or their negatives or variations of these words or other comparable words or by the fact that these statements do not relate strictly to historical matters. These forward-looking statements may be included in, among other things, various filings made by us with the SEC, press releases or oral statements made by or with the approval of one of our authorized executive officers. Forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements.

Certain information included or incorporated by reference in this prospectus supplement, the accompany prospectus and the other documents we have filed with the SEC that are incorporated herein and therein by reference may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Forward-looking statements are often characterized by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “estimate,” “continue,” “believe,” “should,” “intend,” “project” or other similar words, but are not the only way these statements are identified.

These forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, statements that contain projections of results of operations or of financial condition, expected capital needs and expenses, statements relating to the research, development, completion and use of our products, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. We have based these forward-looking statements on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate.

Important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

●	our history of significant losses, our need to raise additional capital and our inability to obtain additional capital on acceptable terms, or at all;

●	our expectations regarding the timing and cost of commencing clinical trials with respect to tissues and organs which are based on our rhCollagen based BioInk and products for medical aesthetics;

●	our ability to obtain favorable pre-clinical and clinical trial results;

●	regulatory action with respect to rhCollagen based BioInk and medical aesthetics products including but not limited to acceptance of an application for marketing authorization, review and approval of such application, and, if approved, the scope of the approved indication and labeling;

●	commercial success and market acceptance of our rhCollagen based products, in 3D Biopriting medical aesthetics;

●	our ability to establish sales and marketing capabilities or enter into agreements with third parties and our reliance on third party distributors and resellers;

●	our ability to establish and maintain strategic partnerships and other corporate collaborations;

●	the scope of protection we are able to establish and maintain for intellectual property rights and our ability to operate our business without infringing the intellectual property rights of others;

●	the overall global economic environment;

●	the impact of competition and new technologies;

●	general market, political, and economic conditions in the countries in which we operate;

●	projected capital expenditures and liquidity;

●	changes in our strategy;

●	litigation and regulatory proceedings; and

●	the impact of the COVID-19 pandemic on our operations.

We believe these forward-looking statements are reasonable; however, these statements are only current predictions and are subject to known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in Item 3.D. – “Risk Factors” in our most recent Annual Report on Form 20-F for the year ended December 31, 2019, or the Annual Report, or any updates in our Reports on Form 6-K. Given these uncertainties, you should not rely upon forward-looking statements as predictions of future events.

All forward-looking statements attributable to us or to any person acting on our behalf speak only as of the date hereof and are expressly qualified in their entirety by the cautionary statements included in this report. We undertake no obligations to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events. In evaluating forward-looking statements, you should consider these risks and uncertainties.

RISK FACTORS

Investing in the ADSs involves a high degree of risk. You should carefully consider the specific risks described below and the risk factors and matters set forth in “Item 3.D. Risk Factors” in Part I of our Annual Report, which is incorporated by reference herein, together with the other information in this prospectus supplement, the accompanying prospectus, our Annual Report and the other information and documents incorporated by reference herein, before making an investment decision. See the section of this prospectus supplement entitled “Where You Can Find More Information.” Any of the risks we describe below and in our documents incorporated by reference could cause our business, financial condition or operating results to suffer. The market price of our ordinary shares and ADSs could decline if one or more of these risks and uncertainties develop into actual events. You could lose all or part of your investment.

Risks Related to this Offering

The market price of our ADSs has been, and may continue to be, volatile, and the value of your investment could decline significantly.

The trading price of our ADSs has been, and is likely to continue to be, volatile. The last reported sale prices of our ordinary shares on the Nasdaq on December 31, 2020, January 7, 2021, January 14, 2021 January 21, 2021, January 28, 2021, February 4, 2021 and February 11, 2021 were $10.77, $13.34, $14.47, $17.49, $18.15 and $24.25 per share, respectively. The following factors, some of which are beyond our control, in addition to other risk factors described in this section and in our Annual Report, which is incorporated by reference in this prospectus supplement and the accompanying prospectus, may have a significant impact on the market price of our ordinary shares:

●	adverse results or delays in preclinical studies or clinical trials;

●	reports of adverse events in other similar products or clinical trials of such products;

●	inability to obtain additional funding;

●	any delay in filing a regulatory submission for any of our products and any adverse development or perceived adverse development with respect to the FDA’s review or European authorities’ review of that regulatory submission;

●	failure to develop successfully and commercialize our products or product candidates and future products;

●	failure to enter into or maintain strategic collaborations;

●	failure by us or strategic collaboration partners to prosecute, maintain, or enforce our intellectual property rights;

●	changes in laws or regulations applicable to future products;

●	inability to scale up our manufacturing capabilities (including in Israel), inability to obtain adequate product supply for our products, or the inability to do so at acceptable prices;

●	adverse regulatory decisions, including by the IIA under the Innovation Law;

●	introduction of new products, services, or technologies by our competitors;

●	failure to meet or exceed financial projections we may provide to the public;

●	failure to meet or exceed the financial expectations of the investment community;

●	the perception of the biotechnology industry by the public, legislatures, regulators, and the investment community;

●	announcements of significant acquisitions, strategic partnerships, joint ventures, or capital commitments by us or our competitors;

●	disputes or other developments relating to proprietary rights, including patents, litigation matters, and our ability to obtain patent protection for our technologies;

●	additions or departures of key scientific or management personnel;

●	significant lawsuits, including patent or shareholder litigation;

●	changes in the market valuations of similar companies;

●	sales of our ordinary shares or ADSs by us or our shareholders in the future; and

●	trading volumes of our ADSs.

In addition, companies trading in the stock market in general, and life science companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our ordinary shares, regardless of our actual operating performance.

Management has broad discretion as to the use of proceeds of this offering, and we may not use these proceeds in a manner desired by our shareholders.

Our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity as part of your investment decision to assess whether the proceeds are being used appropriately. Our needs may change as our business evolves. As a result, the proceeds to be received in this offering may be used in a manner significantly different from our current expectations. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return.

You will experience immediate dilution in book value of any ADSs you purchase.

Because the price per ADS being offered is substantially higher than our net tangible book value per ADS, you will suffer substantial dilution in the net tangible book value of any ADSs you purchase in this offering. After giving effect to the sale by us of 2,000,000 ADSs in this offering, based on an offering price of $17.50 per ADS, the as adjusted net tangible book value of our ADSs would have been approximately $38.83 million or $4.53 per ADS, as of September 30, 2020 (an increase in net tangible book value of approximately $3.49 per ADS to our existing shareholders). If you purchase ADSs in this offering, you will suffer immediate and substantial dilution of approximately $12.97 per ADS, after deducting the placement agent fees and estimated offering expenses payable by us. See “Dilution” on page S-11 for a more detailed discussion of the dilution you will incur in connection with this offering.

If we raise additional capital in the future, your ownership in us could be diluted.

In order to raise additional capital, we may at any time (subject to restrictions contained in the Purchase Agreement), offer additional ADSs, ordinary shares or other securities convertible into or exchangeable for our ADSs or ordinary shares at prices that may not be the same as the price per ADS in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per ADS paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders, including investors who purchase ADSs in this offering. The price per share at which we sell additional ordinary shares or securities convertible into ordinary shares in future transactions may be higher or lower than the price per ADS in this offering.

A substantial number of ADSs and ADS equivalents will be sold in this offering, which could cause the price of our ADSs and ordinary shares to decline.

In this offering we will sell 2,000,000 ADSs representing 2,000,000 ordinary shares which represented approximately 21.5% of our outstanding ordinary shares after giving effect to the sale of the ADSs in this offering. This sale and any future sales of a substantial number of ADSs or ordinary shares in the public market, or the perception that such sales may occur, could adversely affect the price of the ADSs on the Nasdaq Capital Market. We cannot predict the effect, if any, that market sales of those ADSs or ordinary shares or the availability of those ADSs or ordinary shares for sale will have on the market price of the ADSs or our ordinary shares. As result of the dilution experienced by existing shareholders due to this offering, we may be subject to class action litigation based on this dilution. In addition, a decline in the price of our ordinary shares might impede our ability to raise capital through the issuance of additional ordinary shares or other equity securities, and may cause you to lose part or all of your investment in our ordinary shares. The sale of ADSs or ordinary shares issued upon the exercise of our outstanding options and warrants could further dilute the holdings of our then existing shareholders.

PRINCIPAL MARKET

Our ADSs have been trading on Nasdaq under the symbol “CLGN” since January 2018. See “Description of American Depositary Shares” in the accompanying prospectus for more information.

USE OF PROCEEDS

We expect the net proceeds from this offering will be approximately $32 million, after deducting the placement agent fees and estimated offering expenses payable by us.

We intend to use the net proceeds from the offerings pursuant to this prospectus supplement for general corporate purposes, which may include but are not limited to working capital and funding the development of regenerative and aesthetic medicine products. The amounts and timing of our use of the net proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations, and the rate of growth, if any, of our business. As a result, we will retain broad discretion in the allocation of the net proceeds of this offering.

CAPITALIZATION

The following table presents our capitalization as determined in accordance with United States Generally accepted accounting principles, or GAAP, as of September 30, 2020:

●	on an actual basis; and

●	on an as adjusted basis, to give effect to the sale of 2,000,000 ADSs representing 2,000,000 ordinary shares at the offering price of $17.50 per ADS in connection with this offering after deducting the placement agent fees and estimated offering expenses payable by us, resulting in net proceeds of $32 million.

This table should be read in conjunction with our financial statements and the notes thereto incorporated by reference herein and the accompanying prospectus.

	As of September 30, 2020
	Actual	As Adjusted
	(U.S.$ in thousands)
Cash and cash equivalents	5,036	37,036
Total liabilities	5,901	5,901
Shareholders’ equity:
Ordinary shares, par value NIS 1.50 per share—30,000,000 shares authorized; 6,572,753 ordinary shares issued and outstanding (actual); 8,572,753 ordinary shares issued and outstanding (as adjusted)	2,759	3,668
Additional paid-in capital and warrants	75,214	106,305
Currency translation differences	(969)	(969)
Accumulated deficit	(70,129)	(70,129)
Total shareholders’ equity	6,875	38,875
Total liabilities and shareholders’ equity	12,776	44,776

The above calculation is based on 6,572,753 ordinary shares outstanding as of September 30, 2020, and excludes as of that date:

●	18,409 ordinary shares held in treasury;

●	1,218,192 ordinary shares issuable upon the exercise of outstanding options at a weighted average exercise price of $7.48 per share;

●	391,084 ordinary shares represented by 391,084 ADSs issuable upon the exercise of pre-paid warrants issued on January 31, 2018 (converted from debentures issued on October 26, 2017 and December 31, 2017), April 30, 2018 and July 11, 2018;

●	2,791,148 ordinary shares representing 2,791,148 ADSs issuable upon the exercise of outstanding warrants, at a weighted average exercise price of $4.00 per share; and

●	250,000 ordinary shares and a warrant to purchase up to 250,000 ordinary shares at an exercise price of $4.00 issuable pursuant to the second closing of an investment agreement dated August 30, 2019 between us and Ami Sagy.

DILUTION

If you invest in the ADSs, your interest will be diluted immediately to the extent of the difference between the offering price per ADS and the as adjusted net tangible book value per ADS after giving effect to this offering.

The net tangible book value of our ADSs as of September 30, 2020 was $6.83 million, or $1.04 per ADS. Net tangible book value per ADS represents the amount of our total tangible assets less total liabilities divided by the total number of our ordinary shares outstanding as of September 30, 2020, multiplied by 1 (i.e., the number of ordinary shares underlying each ADS).

After giving effect to the sale of the ADSs offered by this prospectus supplement at the offering price of $17.50 per ADS, our as adjusted net tangible book value as of September 30, 2020 would have been approximately $38.83 million, or approximately $4.53 per ADS. This represents an immediate increase in net tangible book value of approximately $3.49 per ADS to our existing shareholders and an immediate dilution in net tangible book value of approximately $12.97 per ADS to purchasers of the ADSs in this offering, as illustrated by the following table:

Offering price per ADS		$17.50
Net tangible book value per ADS at September 30, 2020	$1.04
Increase in net tangible book value per ADS attributable to existing investors following this offering	$3.49
As adjusted net tangible book value per ADS as of September 30, 2020 after giving effect to this offering		$4.53
Dilution per ADS to investors purchasing the ADSs in this offering		$12.97

The above calculation is based on 6,572,753 ordinary shares outstanding as of September 30, 2020, and excludes as of that date:

●	18,409 ordinary shares held in treasury;

●	1,218,192 ordinary shares issuable upon the exercise of outstanding options at a weighted average exercise price of $7.48 per share;

●	391,084 ordinary shares represented by 391,084 ADSs issuable upon the exercise of pre-paid warrants issued on January 31, 2018 (converted from debentures issued on October 26, 2017 and December 31, 2017), April 30, 2018 and July 11, 2018;

●	2,791,148 ordinary shares representing 2,791,148 ADSs issuable upon the exercise of outstanding warrants, at a weighted average exercise price of $4.00 per share; and

●	250,000 ordinary shares and a warrant to purchase up to 250,000 ordinary shares at an exercise price of $4.00 issuable pursuant to the second closing of an investment agreement dated August 30, 2019 between us and Ami Sagy.

To the extent that any of our options or warrants listed above are exercised, new options are issued and subsequently exercised or we issue additional shares of ADSs or ordinary shares in the future, there will be further dilution to new investors participating in this offering.

PLAN OF DISTRIBUTION

Pursuant to an engagement agreement dated February 10, 2021, we have engaged H.C. Wainwright & Co., LLC, or the placement agent, to act as our exclusive placement agent in connection with this offering of our ADSs pursuant to this prospectus supplement and accompanying prospectus. Under the terms of the engagement agreement, the placement agent has agreed to be our exclusive placement agent, on a reasonable best efforts basis, in connection with the issuance and sale by us of our ADSs in this takedown from our shelf registration statement. The terms of this offering were subject to market conditions and negotiations between us, the placement agent and prospective investors. The engagement agreement does not give rise to any commitment by the placement agent to purchase any of our securities, and the placement agent will have no authority to bind us by virtue of the engagement agreement. Further, the placement agent does not guarantee that it will be able to raise new capital in any prospective offering.

We have entered into a securities purchase agreement, or the Purchase Agreement, directly with investors in connection with this offering, and we will only sell our securities offered hereby to investors who have entered into the Purchase Agreement.

We expect to deliver the ADSs being offered pursuant to this prospectus supplement and the accompanying prospectus on or about February 17, 2021, subject to satisfaction of certain customary closing conditions.

We have agreed to pay the placement agent a total cash fee equal to 7.0% of the gross proceeds of this offering. We will also pay the placement agent a management fee equal to 1.0% of the gross proceeds raise in this offering, a non-accountable expense allowance of $85,000 and clearing fees of $15,950. We estimate our total expenses associated with the offering, excluding placement agent fees and expenses, will be approximately $300,000.

The following table sets forth the per ADS and total cash placement agent’s fees we will pay to the placement agent in connection with the sale of the ADSs pursuant to this prospectus supplement and the accompanying prospectus:

	Per ADS	Total
Offering price	$17.50	$35,000,000
Placement agent’s fees	$1.225	$2,450,000
Proceeds, before expenses, to us	$16.275	$32,550,000

After deducting those fees and expenses due to the placement agent and our other estimated offering expenses, we expect the net proceeds from this offering to be approximately $32 million.

Tail Financing Payments

We have agreed that the placement agent shall be entitled to compensation, with respect to any public or private offering or other financing or capital-raising transaction of any kind, or a Tail Financing, to the extent that such financing or capital is provided to the Company by investors whom the placement agent had contacted during the term of its engagement if such Tail Financing is consummated at any time within the twelve-month period following the expiration or termination of the placement agent’s engagement by the Company.

Lock-up Restrictions

Pursuant to the Purchase Agreement, we have agreed that, for a period of 90 days following the closing of this offering, we will not issue, enter into an agreement to issue or announce the issuance or proposed issuance of our ADSs, ordinary shares or ordinary shares equivalents, subject to certain exceptions.

Indemnification

We have agreed to indemnify the placement agent and specified other persons against certain civil liabilities, including liabilities under the Securities Act, and the Securities Exchange Act of 1934, as amended, or the Exchange Act, and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it, and any profit realized on the resale of the securities sold by it while acting as principal, might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, or Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of ADSs and ordinary shares by the placement agent acting as principal. Under these rules and regulations, the placement agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities, or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution in the securities offered by this prospectus supplement.

Other Relationships

The placement agent and its affiliates may have provided us and our affiliates in the past, and may provide from time to time in the future, certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received, and may continue to receive, customary fees and commissions. In addition, from time to time, the placement agent and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. However, except as disclosed in this prospectus supplement, we have no present arrangements with the placement agent for any further services.

LEGAL MATTERS

McDermott Will & Emery LLP has passed upon certain legal matters regarding the securities offered hereby under U.S. law, and Gross & Co., Tel Aviv, Israel, has passed upon certain legal matters regarding the securities offered hereby under Israeli law.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 20-F for the year ended December 31, 2019 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1a to the financial statements) of Kesselman & Kesselman, Certified Public Accountants (Isr.), an independent registered public accounting firm and a member firm of PricewaterhouseCoopers International Limited, given on the authority of said firm as experts in auditing and accounting.

EXPENSES

The following table sets forth costs and expenses, other than any placement agent fees and expenses, we expect to incur in connection with the offering.

Legal fees and expenses	$275,000
Accounting fees and expenses	$15,000
Miscellaneous fees and expenses	$10,000
Total	$300,000

DOCUMENTS INCORPORATED BY REFERENCE

We file annual and special reports and other information with the SEC (File Number 001-38370). These filings contain important information that does not appear in this prospectus supplement and the accompanying prospectus. The SEC allows us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. We are incorporating by reference in this prospectus supplement and the accompanying prospectus the documents listed below and all amendments or supplements we may file to such documents, as well as any future filings we may make with the SEC on Form 20-F under the Exchange Act before the time that all of the securities offered by this prospectus have been sold or de-registered:

●	our Annual Report on Form 20-F for the year ended December 31, 2019, filed with the SEC on April 1, 2020; and

●	our Reports on Form 6-K filed with the SEC on April 7, 2020, May 14, 2020, May 27, 2020, August 28, 2020, September 1, 2020, September 14, 2020, September 21, 2020, October 13, 2020, October 26, 2020, November 10, 2020, December 1, 2020, December 10, 2020, February 8, 2021 and February 12, 2021 (to the extent expressly incorporated by reference into our effective registration statements).

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus supplement, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide, upon written or oral request, to each person to whom a prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement but not delivered with the prospectus supplement. You may request a copy of these filings, at no cost, by writing us at CollPlant Biotechnologies Ltd., 4 Oppenheimer, Weizmann Science Park, Rehovot, Israel 7670104, Attention: Deputy CEO and Chief Financial Officer, (+972) (73) 232 5600.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3, including amendments and relevant exhibits and schedules, under the Securities Act with respect to the securities offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus, which constitutes a part of the registration statement, summarizes material provisions of contracts and other documents that we refer to in the prospectus supplement and the accompanying prospectus. Since this prospectus supplement and the accompanying prospectus do not contain all of the information contained in the registration statement, you should read the registration statement and its exhibits and schedules for further information with respect to us and our ordinary shares and the ADSs. Our SEC filings, including the registration statement, are available to you on the SEC’s Web site at http://www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements we file reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. However, we file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements are filing reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly, and current reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. However, we will file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and will submit to the SEC, on Form 6-K, unaudited quarterly financial information.

We maintain a corporate website at www.CollPlant.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus supplement. We have included our website address in this prospectus solely as an inactive textual reference. We will post on our website any materials required to be posted on such website under corporate or securities regulations, including posting any XBRL interactive financial data required to be filed with the SEC or any other regulatory authority, and any notices of general meetings of our shareholders.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in this registration statement, a substantial majority of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and a substantial majority of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our Israeli legal counsel, Gross & Co. Law Offices, that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact by expert witnesses, which can be a time-consuming and costly process. Certain matters of procedure will be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a United States judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that among other things:

●	the judgment is obtained before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law currently prevailing in Israel;

●	the judgment is final and is not subject to any right of appeal;

●	the prevailing law of the foreign state in which the judgment was rendered allows for the enforcement of judgments of Israeli courts;

●	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;

●	the liabilities under the judgment are enforceable according to the laws of the State of Israel and the judgment and the enforcement of the civil liabilities set forth in the judgment is not contrary to the law or public policy in Israel nor likely to impair the security or sovereignty of Israel;

●	the judgment was not obtained by fraud and does not conflict with any other valid judgments in the same matter between the same parties;

●	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court; and

●	the judgment is enforceable according to the law of the foreign state in which the relief was granted.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

Puglisi & Associates is the U.S. agent authorized to receive service of process in any action against us arising out of this offering. The address of Puglisi & Associates is 850 Library Avenue, Newark, Delaware 19711.

PROSPECTUS

COLLPLANT HOLDINGS LTD.

$50,000,000

Ordinary Shares

American Depositary Shares representing Ordinary Shares

Warrants

Subscription Rights

Units

We may offer, issue and sell from time to time up to US $50,000,000 of our ordinary shares, including in the form of American Depositary Shares, or ADSs, warrants to purchase ordinary shares, including in the form of ADSs, subscription rights, and a combination of such securities, separately or as units, in one or more offerings. Each ADS represents 50 ordinary shares. This prospectus provides a general description of offerings of these securities that we may undertake.

We refer to our ordinary shares, ADSs, warrants, subscription rights, and units collectively as “securities” in this prospectus.

Each time we sell securities pursuant to this prospectus, we will provide in a supplement to this prospectus the price and any other material terms of any such offering. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus, carefully before you invest in any securities. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

We may, from time to time, offer to sell the securities, through public or private transactions, directly or through underwriters, agents or dealers, on or off the Nasdaq Capital Market, at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriter, agent or dealer and any applicable fees, commissions or discounts.

Our ADSs are listed on the Nasdaq Capital Market under the symbol “CLGN”. On January 31, 2019, the closing price of our ADSs on the Nasdaq Capital Market was US$6.00 per ADS.

The aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates on January 31, 2019, as calculated in accordance with General Instruction I.B.5. of Form F-3, was approximately $14.4 million. We have not issued any securities pursuant to Instruction I.B.5. of Form F-3 during the 12 calendar month period that ends on and includes the date hereof.

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act and, as such, we have elected to take advantage of certain reduced public company reporting requirements for this prospectus and future filings.

Investing in these securities involves a high degree of risk. Please carefully consider the risks discussed in this prospectus under “Risk Factors” beginning on page 4 and the “Risk Factors” in “Item 3: Key Information- Risk Factors” of our most recent Annual Report on Form 20-F incorporated by reference in this prospectus and in any applicable prospectus supplement for a discussion of the factors you should consider carefully before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense under the laws of the United States.

The date of this prospectus is February 22, 2019

i

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement on Form F-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell our securities described in this prospectus in one or more offerings up to a total dollar amount of $50,000,000. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Accordingly, you should refer to the registration statement and its exhibits for further information about us and our securities. Copies of the registration statement and its exhibits are on file with the SEC. Statements contained in this prospectus concerning the documents we have filed with the SEC are not intended to be comprehensive, and in each instance we refer you to a copy of the actual document filed as an exhibit to the registration statement or otherwise filed with the SEC.

Each time we offer our securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities we offer. The prospectus supplement may also add, update or change information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Incorporation by Reference.”

This prospectus does not contain all of the information provided in the registration statement that we filed with the Commission. For further information about us or our ordinary shares, you should refer to that registration statement, which you can obtain from the Commission as described below under “Where You Can Find More Information” and “Incorporation by Reference.”

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We have not authorized anyone to provide you with different information. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. We are not making, nor will we make, an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any supplement to this prospectus is current only as of the dates on their respective covers. Our business, financial condition, results of operations and prospects may have changed since that date.

Our financial statements are prepared and presented in accordance with International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or IASB. Our historical results do not necessarily indicate our expected results for any future periods.

Certain figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

Unless derived from our financial statements or otherwise noted, the terms “shekels,” “Israeli shekels,” and “NIS” refer to New Israeli Shekels, the lawful currency of the State of Israel, and the terms “dollar,” “U.S. dollar,” “US$,” “USD,” and “$” refer to U.S. dollars, the lawful currency of the United States.

We own various trademark registrations, trademark applications, unregistered trademarks, and trade names, including, among others: “collage” and “Vergenix.” All other trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, trademarks and trade names in this prospectus may be referred to without the symbols ® and TM, but such references should not be construed as any indication that their respective owners will not assert, to the fullest extent under applicable law, their rights to those trademarks or trade names.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to the “Company,” “CollPlant,” “we,” “us,” “our” or similar references refer to CollPlant Holdings Ltd. and its wholly owned subsidiary CollPlant Ltd.

OUR BUSINESS

This summary highlights selected information contained elsewhere in this prospectus that we consider important. This summary does not contain all of the information you should consider before investing in our securities. You should read this summary together with the entire prospectus, including the risks related to our business, our industry, investing in our ordinary shares and our location in Israel, that we describe under “Risk Factors” and our consolidated financial statements and the related notes included at the end of this prospectus before making an investment in our securities. Unless derived from our financial statements or otherwise indicated, U.S. dollar translations of NIS amounts presented in this prospectus are translated for convenience purposes using the rate of NIS 3.748 to one U.S. dollar, the exchange rate reported by the Bank of Israel for December 31, 2018.

We are a regenerative medicine company focused on developing and commercializing tissue repair products, initially for three-dimensional, or 3D, bioprinting of tissues and organs, aesthetics, orthobiologics and advanced wound care markets. Our products are based on our rhCollagen, a form of human collagen produced with our proprietary plant-based genetic engineering technology. We believe our technology is the only commercially viable technology available for the production of genetically engineered, or recombinant, human collagen. We believe that our rhCollagen, which is identical to the type I collagen produced by the human body, has significant advantages compared to currently marketed tissue-derived collagens, including improved biological function, superior homogeneity, and reduced risk of immune response. We believe the attributes of our rhCollagen make it suitable for numerous tissue repair applications throughout the human body.

Our rhCollagen has superior biological function when compared to any tissue-derived collagens, whether from animal or human tissues, according to data published in peer-reviewed scientific publications. Our rhCollagen can be fabricated in different forms and shapes including gels, pastes, sponges, sheets, membranes, fibers, and thin coats, all of which have been tested in vitro and in animal models and proven superior to tissue-derived products. We have demonstrated that, due to its homogeneity, rhCollagen can produce fibers and membranes with high molecular order, meaning all the molecules are oriented in the same direction, which enables the formation of tissue repair products with distinctive physical properties. We produce our rhCollagen in genetically engineered tobacco plants, assuring an abundant supply of high quality raw materials.

Our three leading rhCollagen-based products are:

●	CollPlant rhCollagen-based BioInk for use in the 3D printing of tissues and organs. Our flagship BioInk product line provides an ideal building block for three dimensional bioprinting of tissues and organs. The BioInk is being developed to enable the printing of three-dimensional scaffolds combined with human cells and/or growth factors as a basis for tissue or organ formation. In addition to collagen, CollPlant’s BioInk formulations can include other proteins and/or polymers as well. Our BioInk is being developed to be compatible with numerous 3D bioprinting technologies and with printed organ characteristics. In October 2018, we entered into a License, Development and Commercialization Agreement with Lung Biotechnology PBC, or LB, a public benefit corporation and wholly-owned subsidiary of United Therapeutics Corporation, pursuant to which CollPlant and LB will collaborate in the development of engineered lungs or lung substitutes using our rhCollagen and Bioink.

●	VergenixSTR, a soft tissue repair matrix composed of our rhCollagen and PRP extracted from the patient’s blood. VergenixSTR is intended to accelerate healing in the treatment of tendinopathy, such as in the elbow tendon (for treatment of “tennis elbow”), rotator cuff, patellar tendon, Achilles tendon, and hand tendons. VergenixSTR forms a viscous gel matrix to serve as a scaffold in the vicinity of a tendon injury site. Following the scaffold formation, our rhCollagen activates the platelets in PRP to provide sustained release of growth factors, which promote healing and repair of tendon injuries. In August 2016, we completed an open label, single arm, multi-center clinical trial of VergenixSTR in Israel. In October 2016, we received CE marking certification for VergenixSTR which is required for a product to be marketed in the European Union. In November 2016, we entered into an exclusive distribution agreement with Arthrex GmbH in Munich, Germany, an affiliate of Arthrex, Inc., for VergenixSTR covering Europe, the Middle East, India, and certain African countries and sales began in Europe. In January 2019, the U.S. Food and Drug Administration, or FDA, responded to the Company’s Pre-Request For Designation (Pre-RFD) regarding product classification and jurisdictional assessment. The FDA’s Office of Combination Products (OCP) determined that VergenixSTR should be classified as a combination product and should be assigned to the FDA’s Center for Biologics Evaluation and Research (CBER). A Pre-RFD is FDA’s preliminary, nonbinding assessment of (1) the regulatory identity or classification of a product as a drug, device, biological product, or combination product, and (2) which FDA Center (i.e., CBER, Center for Drug Evaluation and Research (CDER), or Center for Devices and Radiological Health (CDRH)) will have primary jurisdiction for the premarket review and regulation of the product. Therefore, this classification and jurisdictional assessment is subject to change. We do not intend to pursue an FDA regulatory pathway to market for VergenixSTR in 2019.

●	VergenixFG, a wound-filling flowable gel made from our rhCollagen. VergenixFG is intended to enhance the quality and speed of closure of deep surgical incisions and wounds, including diabetic ulcers, burns, bedsores, and other chronic wounds. The VergenixFG formulation provides a scaffold that fills the wound site and establishes intimate contact with the surrounding tissue. VergenixFG provides complete coverage of the wound site, facilitates wound closure through an engineered synchronization between scaffold degradation and growth of new tissue, and offers a non-allergenic and pathogen-free scaffold for safe and efficacious wound care therapy. We completed an open label, single arm, multi-center clinical trial of VergenixFG in Israel to support CE marking certification. In February 2016, we received CE marking certification for VergenixFG. Since then we have entered into distribution agreements for the distribution of VergenixFG in several European countries.

Corporate Information

Our legal and commercial name is CollPlant Holdings Ltd. Our name has changed several times, but has been CollPlant Holdings Ltd. since May 30, 2010, immediately after the consummation of the merger transaction with CollPlant Ltd. We hold all of the issued and outstanding shares of CollPlant Ltd. and have no holdings in other companies. CollPlant Ltd. was incorporated in Israel on August 12, 2004 as a private company limited by shares and began its operations as a technology incubator company under the IIA’s technology incubators program. CollPlant Ltd. owns all of our intellectual property.

We were incorporated in Israel on November 9, 1981 as a private company limited by shares. We became a public company in 1993, when all of our ordinary shares were listed on the TASE. On January 31, 2018, our ADSs commenced trading on the Nasdaq Capital Market under the symbol “CLGN”. Our ADSs were quoted on the OTCQX from March 2015 to May 25, 2017, and quoted on the OTCQB from May 26, 2017 to January 30, 2018. We delisted our ordinary shares from the TASE, and the last date of trading of our ordinary shares was on October 29, 2018.

Our principal executive offices and registered office in Israel are located at 3 Sapir Street, Weizmann Science Park, Ness Ziona 74140, Israel and our telephone number is 972-73-232-5600. Our articles of association, or Articles, are on file in Israel with the office of the Israeli Registrar of Companies and available for public inspection at that office. Our website address is http://www.collplant.com. The information contained on, or that can be accessed through, our website is neither a part of nor incorporated into this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference. We have duly designated Puglisi & Associates, with offices at 850 Library Avenue, Newark, Delaware 1971, as our authorized agent in the United States in connection with this offering.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and under Item 3.D. – “Risk Factors” in our most recent Annual Report on Form 20-F, or any updates in our Reports on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and documents incorporated by reference into this prospectus and the other documents we have filed with the SEC that are incorporated herein by reference may contain “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of forward-looking words such as “believe,” “expect,” “intend,” “plan,” “may,” “should,” “anticipate,” “could,” “might,” “seek,” “target,” “will,” “project,” “forecast,” “continue” or their negatives or variations of these words or other comparable words or by the fact that these statements do not relate strictly to historical matters. These forward-looking statements may be included in, among other things, various filings made by us with the SEC, press releases or oral statements made by or with the approval of one of our authorized executive officers. Forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements.

Certain information included or incorporated by reference in this prospectus and the other documents we have filed with the SEC that are incorporated herein by reference may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Forward-looking statements are often characterized by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “estimate,” “continue,” “believe,” “should,” “intend,” “project” or other similar words, but are not the only way these statements are identified.

These forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, statements that contain projections of results of operations or of financial condition, expected capital needs and expenses, statements relating to the research, development, completion and use of our products, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. We have based these forward-looking statements on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate.

Important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

●	our history of significant losses and our need to raise additional capital and our inability to obtain additional capital on acceptable terms, or at all;

●	our expectations regarding the timing and cost of commencing clinical trials with respect to tissues and organs which are based on our rhCollagen based Bioink, VergenixSTR, and VergenixFG;

●	our ability to obtain favorable pre-clinical and clinical trial results;

●	regulatory action with respect to rhCollagen based BioInk, VergenixSTR, and VergenixFG including but not limited to acceptance of an application for marketing authorization, review and approval of such application, and, if approved, the scope of the approved indication and labeling;

●	commercial success and market acceptance of our rhCollagen based BioInk, VergenixSTR, and VergenixFG;

●	our ability to establish sales and marketing capabilities or enter into agreements with third parties and our reliance on third party distributors and resellers;

●	our ability to establish and maintain strategic partnerships and other corporate collaborations;

●	our reliance on third parties to conduct some or all aspects of our product manufacturing;

●	the scope of protection we are able to establish and maintain for intellectual property rights and our ability to operate our business without infringing the intellectual property rights of others;

●	the overall global economic environment;

●	the impact of competition and new technologies;

●	general market, political, and economic conditions in the countries in which we operate;

●	projected capital expenditures and liquidity;

●	changes in our strategy; and

●	litigation and regulatory proceedings.

We believe these forward-looking statements are reasonable; however, these statements are only current predictions and are subject to known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in Item 3.D. – “Risk Factors” in our most recent Annual Report on Form 20-F, or any updates in our Reports on Form 6-K. Given these uncertainties, you should not rely upon forward-looking statements as predictions of future events.

All forward-looking statements attributable to us or to any person acting on our behalf speak only as of the date hereof and are expressly qualified in their entirety by the cautionary statements included in this report. We undertake no obligations to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events. In evaluating forward-looking statements, you should consider these risks and uncertainties.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements) an indeterminate number of securities as shall have a maximum aggregate offering price of $50,000,000. The actual per share price of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer (see “Plan of Distribution” below).

CAPITALIZATION

The table below sets forth our capitalization and indebtedness on an actual basis as of September 30, 2018. The information in this table should be read in conjunction with and is qualified by reference to the financial information thereto and other financial information incorporated by reference into this prospectus.

	Actual, as of September 30, 2018 (NIS in thousands)	Actual, as of September 30, 2018 (Convenience translation into USD in thousands(1))
Cash and cash equivalents	9,442	2,519
Warrants, derivatives and loan	4,075	1,087
Shareholders’ equity:
Ordinary shares, par value NIS 0.03 per share—750,000,000 shares authorized; 190,735,668 shares outstanding, actual	5,710	1,523
Additional paid-in capital and warrants	196,846	52,520
Accumulated deficit	(189,109)	(50,456)
Total shareholders’ equity	13,447	3,587
Total capitalization	17,522	4,674

(1)	Calculated using the exchange rate reported by the Bank of Israel for December 31, 2018 at the rate of one U.S. dollar per NIS 3.748.

The above table is based on 190,735,668 ordinary shares outstanding as of September 30, 2018, excluding the following as of such date:

●	920,461 ordinary shares held in treasury;

●	27,638,931 ordinary shares issuable upon the exercise of 47,944,792 outstanding options at a weighted average exercise price of NIS 0.61 ($0.16) per option;

●	12,177,167 ordinary shares issuable upon the exercise of 36,531,500 outstanding Series K warrants at an exercise price of NIS 0.40 ($0.11) per warrant;

●	42,054,223 ordinary shares represented by 841,084 ADSs issuable upon the exercise of pre-paid warrants issued on January 31, 2018 (converted from debentures issued on October 26, 2017 and December 31, 2017), April 30, 2018 and July 11, 2018;

●	21,200,000 ordinary shares represented by 424,000 ADSs upon the exercise of warrants at NIS 0.80 ($0.21) per ordinary share; and

●	49,607,407 ordinary shares represented by 992,148 ADSs upon the exercise of warrants at NIS 0.72 ($0.19) per warrant.

The foregoing assumes a 1-for-3 reverse stock split of our outstanding ordinary shares effected on November 20, 2016 and maintains the exercise price of each option and warrant in effect prior to November 20, 2016, such that each option or warrant will be exercised for one-third of one ordinary share of the Company.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, acquisitions of new technologies and investments, and the repayment, refinancing, redemption or repurchase of future indebtedness or capital stock.

The intended application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the accompanying prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds.

TAXATION

The material Israeli and U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus may be set forth in the prospectus supplement offering those securities.

DESCRIPTION OF ORDINARY SHARES

The following description of our share capital is a summary of the material terms of our Articles and Israeli corporate law regarding our ordinary shares and the holders thereof. This description contains all material information concerning our ordinary shares but does not purport to be complete.

The following description of our ordinary shares and provisions of our Articles are summaries and do not purport to be complete. U.S. dollar translations of NIS amounts are translated using the rate of NIS 3.748 to one U.S. dollar, the exchange rate reported by the Bank of Israel for December 31, 2018.

 General

As of January 31, 2019, our authorized share capital consisted of 750,000,000 ordinary shares, of which 190,735,668 ordinary shares were outstanding (which excludes 920,461 ordinary shares held in treasury). All of our outstanding ordinary shares have been validly issued, fully paid and non-assessable.

Our ordinary shares are not redeemable and do not have any preemptive rights.

Reverse Stock Split

On November 20, 2016, we effected a 1-for-3 reverse stock split of our ordinary shares and on November 21, 2016, we effected an adjustment to the ratio of ADSs to ordinary shares from one ADS representing 100 ordinary shares to one ADS representing 50 ordinary shares.

Registration Number and Purposes of the Company

Our registration number with the Israeli Registrar of Companies is 52-0039785. Our purpose as set forth in our articles of association is to engage in any lawful activity.

Voting Rights and Conversion

All ordinary shares have identical voting and other rights in all respects (excluding the 920,461 ordinary shares held in treasury.

Transfer of Shares

Our fully paid ordinary shares are issued in registered form and may be freely transferred under our Articles, unless the transfer is restricted or prohibited by another instrument, applicable law, or the rules of a stock exchange on which the shares are listed for trade. The ownership or voting of our ordinary shares by non-residents of Israel is not restricted in any way by our Articles or the laws of the State of Israel, except for ownership by nationals of some countries that are, or have been, in a state of war with Israel.

Election of Directors

Our ordinary shares do not have cumulative voting rights for the election of directors. As a result, the holders of a majority of the voting power represented at a shareholders meeting have the power to elect all of our directors.

Under our Articles, our board of directors must consist of not less than three but no more than twelve directors, including two external directors, as required by the Companies Law. Pursuant to our Articles, other than the external directors, for whom special election requirements apply under the Companies Law, the vote required to appoint a director is a simple majority vote of holders of our voting shares, participating and voting at the relevant meeting. Each director will serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation, or removal by a vote of the majority voting power of our shareholders at a general meeting of our shareholders or until his or her office expires by operation of law, in accordance with the Companies Law. In addition, our Articles allow our board of directors to appoint directors to fill vacancies on the board of directors to serve for a term of office equal to the remaining period of the term of office of the directors(s) whose office(s) have been vacated. On November 28, 2018, our board of directors decided to adopt the exemption under Section 5d of the Israeli Companies Regulations (Relief for Public Companies whose Shared are Traded on Exchanges outside of Israel)-2000 pursuant to which our external directors will cease to serve as external directors, and will continue to serve as ordinary (non-external) directors until the next annual general meeting and may thereafter be re-elected as directors in accordance with the Companies Law.

Dividend and Liquidation Rights

We may declare a dividend to be paid to the holders of our ordinary shares in proportion to their respective shareholdings. Under the Companies Law, dividend distributions are determined by the board of directors and do not require the approval of the shareholders of a company unless the company’s Articles provide otherwise. Our Articles do not require shareholder approval of a dividend distribution and provide that dividend distributions may be determined by our board of directors.

Pursuant to the Companies Law, the distribution amount is limited to the greater of retained earnings or earnings generated over the two most recent fiscal years, according to our then last reviewed or audited financial statements, provided that the date of the financial statements is not more than six months prior to the date of the distribution, or we may otherwise only distribute dividends that do not meet such criteria only with court approval. In each case, we are only permitted to distribute a dividend if our board of directors or the court, if applicable, determines that there is no reasonable concern that payment of the dividend will prevent us from satisfying our existing and foreseeable obligations as they become due.

In the event of our liquidation, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of our ordinary shares in proportion to their shareholdings. This right, as well as the right to receive dividends, may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future.

With respect to non-exculpation of a director from liability arising out of a prohibited dividend or distribution to shareholders see “Management—Approval of Related Party Transactions Under Israeli Law—Exculpation, Insurance and Indemnification of Directors and Officers” in our most recent Annual Report on Form 20-F.

Exchange Controls

There are currently no Israeli currency control restrictions on remittances of dividends on our ordinary shares, proceeds from the sale of the shares or interest or other payments to non-residents of Israel, except for shareholders who are subjects of countries that are, or have been, in a state of war with Israel.

Shareholder Meetings

Under Israeli law, we are required to hold an annual general meeting of our shareholders once every calendar year that must be held no later than 15 months after the date of the previous annual general meeting. All meetings other than the annual general meeting of shareholders are referred to in our Articles as extraordinary general meetings. Our board of directors may call extraordinary general meetings whenever it sees fit, at such time and place, within or outside of Israel, as it may determine. In addition, the Companies Law provides that our board of directors is required to convene an extraordinary general meeting upon the written request of (i) any two of our directors or one-fifth of the members of our board of directors or (ii) one or more shareholders holding, in the aggregate, either (a) 5% or more of our outstanding issued shares and 1% of our outstanding voting power or (b) 5% or more of our outstanding voting power. One or more shareholders, holding 1% or more of the outstanding voting power, may ask the board to add an item to the agenda of a prospective meeting, if the proposal merits discussion at the general meeting.

Subject to the provisions of the Companies Law and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings are the shareholders of record on a date to be decided by the board of directors, which may be between four and 40 days prior to the date of the meeting. Furthermore, the Companies Law requires that resolutions regarding the following matters must be passed at a general meeting of our shareholders:

●	amendments to our Articles;

●	appointment or termination of our auditors;

●	appointment of external directors, to the extent applicable;

●	approval of certain related party transactions;

●	increases or reductions of our authorized share capital;

●	a merger; and

●	the exercise of our board of director’s powers by a general meeting, if our board of directors is unable to exercise its powers and the exercise of any of its powers is required for our proper management.

The Companies Law and the regulations thereof require that a notice of any annual general meeting or extraordinary general meeting be provided to shareholders at least 21 days or 14 days, as applicable, prior to the meeting and if the agenda of the meeting includes, for example, the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, or an approval of a merger, notice must be provided at least 35 days prior to the meeting.

All shareholder decisions are to be taken by votes in a shareholders’ meeting. Under the Companies Law and our Articles, shareholders are not permitted to take action via written consent in lieu of a meeting.

Voting Rights

Quorum Requirements

Pursuant to our Articles, holders of our ordinary shares have one vote for each ordinary share held on all matters submitted to a vote before the shareholders at a general meeting. As a foreign private issuer, the quorum required for our general meetings of shareholders consists of at least two shareholders present in person, by proxy or written ballot who hold or represent between them at least 20% of the total outstanding voting rights. A meeting adjourned for lack of a quorum is generally adjourned to the same day in the following week at the same time and place or to a later time or date if so specified in the notice of the meeting. At the reconvened meeting, any two or more shareholders present in person or by proxy shall constitute a lawful quorum. See “Management—Corporate Governance” in our most recent Annual Report on Form 20-F for more information.

Vote Requirements

Our Articles provide that all resolutions of our shareholders require a simple majority vote, unless otherwise required by the Companies Law or by our Articles. Under the Companies Law, each of (i) the approval of an extraordinary transaction with a controlling shareholder and (ii) the terms of employment or other engagement of the controlling shareholder of the company or such controlling shareholder’s relative (even if not extraordinary) requires the approval described above under “Management—Approval of Related Party Transactions Under Israeli Law—Disclosure of Personal Interests of Controlling Shareholders and Approval of Certain Transactions” in our most recent Annual Report on Form 20-F. Under our Articles, the alteration of the rights, privileges, preferences, or obligations of any class of our shares requires a simple majority vote of the class so affected (or such other percentage of the relevant class that may be set forth in the governing documents relevant to such class), in addition to the ordinary majority vote of all classes of shares voting together as a single class at a shareholder meeting. An exception to the simple majority vote requirement is a resolution for the voluntary winding up, or an approval of a scheme of arrangement or reorganization, of the company pursuant to Section 350 of the Companies Law, which requires the approval of holders of 75% of the voting rights represented at the meeting, in person, by proxy, or by voting deed and voting on the resolution.

Access to Corporate Records

Under the Companies Law, shareholders are provided access to: minutes of our general meetings; our shareholders register and principal shareholders register, articles of association and financial statements; and any document that we are required by law to file publicly with the Israeli Companies Registrar or the ISA. In addition, shareholders may request to be provided with any document related to an action or transaction requiring shareholder approval under the related party transaction provisions of the Companies Law. We may deny this request if we believe it has not been made in good faith or if such denial is necessary to protect our interest or protect a trade secret or patent.

Modification of Class Rights

Under the Companies Law and our Articles, the rights attached to any class of share, such as voting, liquidation, and dividend rights, may be amended by adoption of a resolution by the holders of a majority of the shares of that class present at a separate class meeting, or otherwise in accordance with the rights attached to such class of shares, as set forth in our Articles.

Registration Rights

In connection with the first closing of the Alpha financing, we entered into a Registration Rights Agreement with Alpha. Pursuant to the Registration Rights Agreement, we agreed to file a registration statement with the SEC within 45 days from the date of the Registration Rights Agreement to register the resale of our ordinary shares held by Alpha that were issued in the private placement including ordinary shares underlying the Debentures, Warrants and pre-paid warrants and to maintain the effectiveness thereunder. We also agreed to use best efforts to have the registration statement declared effective within 105 days from the date of the Registration Rights Agreement and use best efforts to keep the registration statement continuously effective until the earlier of (i) the date after which all of the securities to be registered thereunder have been sold, or (ii) the date on which all the securities to be registered thereunder may be sold without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 under the Securities Act.

Acquisitions under Israeli Law

Full Tender Offer

A person wishing to acquire shares of an Israeli public company and who would as a result hold over 90% of the target company’s issued and outstanding share capital is required by the Companies Law to make a tender offer to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company. A person wishing to acquire shares of a public Israeli company and who would as a result hold over 90% of the issued and outstanding share capital of a certain class of shares is required to make a tender offer to all of the shareholders who hold shares of the relevant class for the purchase of all of the issued and outstanding shares of that class. If the shareholders who do not accept the offer hold less than 5% of the issued and outstanding share capital of the company or of the applicable class, and more than half of the shareholders who do not have a personal interest in the offer accept the offer, all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law. However, a tender offer will also be accepted if the shareholders who do not accept the offer hold less than 2% of the issued and outstanding share capital of the company or of the applicable class of shares.

Upon a successful completion of such a full tender offer, any shareholder that was an offeree in such tender offer, whether such shareholder accepted the tender offer or not, may, within six months from the date of acceptance of the tender offer, petition an Israeli court to determine whether the tender offer was for less than fair value and that the fair value should be paid as determined by the court. However, under certain conditions, the offeror may include in the terms of the tender offer that an offeree who accepted the offer will not be entitled to petition the Israeli court as described above.

If (i) the shareholders who did not respond or accept the tender offer hold at least 5% of the issued and outstanding share capital of the company or of the applicable class or the shareholders who accept the offer constitute less than a majority of the offerees that do not have a personal interest in the acceptance of the tender offer, or (ii) the shareholders who did not accept the tender offer hold 2% or more of the issued and outstanding share capital of the company (or of the applicable class), the acquirer may not acquire shares of the company that will increase its holdings to more than 90% of the company’s issued and outstanding share capital or of the applicable class from shareholders who accepted the tender offer.

Special Tender Offer

The Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of 25% or more of the voting rights in the company. This requirement does not apply if there is already another holder of at least 25% of the voting rights in the company. Similarly, the Companies Law provides that an acquisition of shares in a public company must be made by means of a special tender offer if, as a result of the acquisition, the purchaser would become a holder of more than 45% of the voting rights in the company, provided that there is no other shareholder of the company who holds more than 45% of the voting rights in the company, subject to certain exceptions.

A special tender offer must be extended to all shareholders of a company but the offeror is not required to purchase shares representing more than 5% of the voting power attached to the company’s outstanding shares, regardless of how many shares are tendered by shareholders. A special tender offer may be consummated only if (i) outstanding shares representing at least 5% of the voting power of the company will be acquired by the offeror and (ii) the number of shares tendered in the offer exceeds the number of shares whose holders objected to the offer (excluding the purchaser, controlling shareholders, holders of 25% or more of the voting rights in the company or any person having a personal interest in the acceptance of the tender offer). If a special tender offer is accepted, then the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

Under the Companies Regulations (Relief for Public Companies whose Shared are Traded on Exchanges outside of Israel), the above requirements for a special tender offer do not apply in instances whereby according to the laws of the foreign jurisdiction there are limitations regarding the acquisition of a controlling interest in the company of any specified portion or the acquisition of a controlling interest of any specified portion necessitates an offer by the potential acquirer of a controlling interest to acquire shares from amongst the publicly traded shares.

Merger

The Companies Law permits merger transactions if approved by each party’s board of directors and, unless certain requirements described under the Companies Law are met, by a majority vote of each party’s shareholders, and, in the case of the target company, a majority vote of each class of its shares, voted on the proposed merger at a shareholders meeting.

The board of directors of a merging company is required pursuant to the Companies Law to discuss and determine whether in its opinion there exists a reasonable concern that, as a result of a proposed merger, the surviving company will not be able to satisfy its obligations towards its creditors, taking into account the financial condition of the merging companies. If the board of directors has determined that such a concern exists, it may not approve a proposed merger. Following the approval of the board of directors of each of the merging companies, the boards of directors must jointly prepare a merger proposal for submission to the Israeli Registrar of Companies.

For purposes of the shareholder vote, unless a court rules otherwise, the merger will not be deemed approved if a majority of the votes of shares represented at the shareholders meeting that are held by parties other than the other party to the merger, or by any person (or group of persons acting in concert) who holds (or hold, as the case may be) 25% or more of the voting rights or the right to appoint 25% or more of the directors of the other party, vote against the merger. If, however, the merger involves a merger with a company’s own controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is instead subject to the same special majority approval that governs all extraordinary transactions with controlling shareholders (as described under “Management—Approval of Related Party Transactions Under Israeli Law—Disclosure of Personal Interests of Controlling Shareholders and Approval of Certain Transactions” in our most recent Annual Report on Form 20-F).

If the transaction would have been approved by the shareholders of a merging company but for the separate approval of each class or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the value of the parties to the merger and the consideration offered to the shareholders of the target company.

Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of the merging entities, and may further give instructions to secure the rights of creditors.

In addition, a merger may not be consummated unless at least 50 days have passed from the date on which a proposal for approval of the merger was filed by each party with the Israeli Registrar of Companies and at least 30 days have passed from the date on which the merger was approved by the shareholders of each party.

Borrowing Powers

Pursuant to the Companies Law and our Articles, our board of directors may exercise all powers and take all actions that are not required under law or under our Articles to be exercised or taken by our shareholders, including the power to borrow money for company purposes.

Changes in Capital

Our Articles enable us to increase or reduce our share capital. Any such changes are subject to the provisions of the Companies Law and must be approved by a resolution duly passed by our shareholders at a general meeting by voting on such change in the capital. In addition, certain transactions that have the effect of reducing capital, such as the declaration and payment of dividends in the absence of sufficient retained earnings or profits, require the approval of both our board of directors and an Israeli court.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

American Depositary Shares

The Bank of New York Mellon, as depositary, will register and deliver American Depositary Shares, also referred to as ADSs. Each ADS will represent 50 shares (or a right to receive 50 shares) deposited with Bank Hapoalim, as custodian for the depositary in Israel. Each ADS will also represent any other securities, cash or other property which may be held by the depositary. The depositary’s office at which the ADSs will be administered is located at 101 Barclay Street, New York, New York 10286. The Bank of New York Mellon’s principal executive office is located at One Wall Street, New York, New York 10286.

You may hold ADSs either: (i) directly (a) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (b) by having uncertificated ADSs registered in your name; or (ii) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, also called DTC. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Registered holders of uncertificated ADSs will receive statements from the depositary confirming their holdings.

As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Israeli law governs shareholder rights. The depositary will be the holder of the shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary, ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR. Directions on how to obtain copies of those documents are provided under “Where You Can Find More Information” on page 22.

Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

The depositary has agreed to pay to ADS holders the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of shares your ADSs represent.

Cash. The depositary will convert any cash dividend or other cash distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. See “Taxation—Israeli Tax Considerations” and “Taxation—U.S. Federal Income Tax Consequences” in our most recent Annual Report on Form 20-F. The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

Shares. The depositary may distribute additional ADSs representing any shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell shares which would require it to deliver a fractional ADS (or ADSs representing those shares) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. The depositary may sell a portion of the distributed shares (or ADSs representing those shares) sufficient to pay its fees and expenses, and to pay taxes or charges that the depositary is obligated to withhold, in connection with that distribution.

Rights to Purchase Additional Shares. If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may (i) exercise those rights on behalf of ADS holders, (ii) distribute those rights to ADS holders, or (iii) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse. In that case, you will receive no value for them. The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary will exercise rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of shares, new ADSs representing the new shares, to subscribing ADS holders, but only if ADS holders have paid the exercise price to the depositary. U.S. securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

Other Distributions. The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair, and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws may restrict the ability of the depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights, or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights, or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposits shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?

You may surrender your ADSs at the depositary’s corporate trust office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk, and expense, the depositary will deliver the deposited securities at its corporate trust office, if feasible. The depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities.

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.

Voting Rights

How do you vote?

ADS holders may instruct the depositary how to vote the number of deposited shares their ADSs represent. If we request the depositary to solicit your voting instructions (and we are not required to do so), the depositary will notify you of a shareholders’ meeting and send or make voting materials available to you. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary. The depositary will try, as far as practicable, subject to the laws of Israel and the provisions of our articles of association or similar documents, to vote or to have its agents vote the shares or other deposited securities as instructed by ADS holders. If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so.

Except by instructing the depositary as described above, you won’t be able to exercise voting rights unless you surrender your ADSs and withdraw the shares. However, you may not know about the meeting enough in advance to withdraw the shares. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise voting rights and there may be nothing you can do if your shares are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 30 days in advance of the meeting date.

Fees and Expenses

Persons depositing or withdrawing ordinary shares or ADS holders must pay:	For:

$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)	Issuance of ADSs, including issuances resulting from a distribution of ordinary shares or rights or other property; or cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

$0.05 (or less) per ADS	Any cash distribution to ADS holders

A fee equivalent to the fee that would be payable if securities distributed to you had been ordinary shares and the ordinary shares had been deposited for issuance of ADSs	Distribution of securities distributed to holders of deposited securities which are distributed by the depositary to ADS holders

$0.05 (or less) per ADS per calendar year	Depositary services

Registration or transfer fees	Transfer and registration of ordinary shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw ordinary shares

Expenses of the depositary	Cable (including SWIFT) and facsimile transmissions (when expressly provided in the deposit agreement); conversion of foreign currency to U.S. dollars

Taxes and other governmental charges the depositary or the custodian has to pay on any ADSs or ordinary shares underlying ADSs, such as stock transfer taxes, stamp duty, or withholding taxes	As necessary

Any charges incurred by the depositary or its agents for servicing the deposited securities	As necessary

The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

From time to time, the depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the depositary, or share revenue from the fees collected from ADS holders. In performing its duties under the deposit agreement, the depositary may use brokers, dealers, or other service providers that are affiliates of the depositary and that may earn or share fees or commissions.

The depositary may convert currency itself or through any of its affiliates and, in those cases, acts as principal for its own account and not as an agent, fiduciary, or broker on behalf of any other person and earns revenue, including, without limitation, fees, and spreads that it will retain for its own account. The depositary makes no representation that the exchange rate used or obtained in any currency conversion will be the most favorable rate that could be obtained at the time or as to the method by which that rate will be determined, subject to its obligations under the deposit agreement.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.

Tender and Exchange Offers; Redemption, Replacement or Cancellation of Deposited Securities

The depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do by an ADS holder surrendering ADSs and subject to any conditions or procedures the depositary may establish.

If deposited securities are redeemed for cash in a transaction that is mandatory for the depositary as a holder of deposited securities, the depositary will call for surrender of a corresponding number of ADSs and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs.

If there is any change in the deposited securities such as a sub-division, combination, or other reclassification, or any merger, consolidation, recapitalization, or reorganization affecting the issuer of deposited securities in which the depositary receives new securities in exchange for or in lieu of the old deposited securities, the depositary will hold those replacement securities as deposited securities under the deposit agreement. However, if the depositary decides it would not be lawful and to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the ADSs.

If there is a replacement of the deposited securities and the depositary will continue to hold the replacement securities, the depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADSs in exchange for new ADSs identifying the new deposited securities.

If there are no deposited securities underlying ADSs, including if the deposited securities are cancelled, or if the deposited securities underlying ADSs have become apparently worthless, the depositary may call for surrender or of those ADSs or cancel those ADSs upon notice to the ADS holders.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADSs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges, or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADSs and the deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary will initiate termination of the deposit agreement if we instruct it to do so. The depositary may initiate termination of the deposit agreement if:

●	60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment;

●	we delist our shares from an exchange on which they were listed and do not list the shares on another exchange;

●	we appear to be insolvent or enter insolvency proceedings;

●	all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities;

●	there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or

●	there has been a replacement of deposited securities.

If the deposit agreement will terminate, the depositary will notify ADS holders at least 90 days before the termination date. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.

After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to the ADSs holder (until they surrender their ADSs) or give any notices or perform any other duties under the deposit agreement except as described in this paragraph.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

●	are only obligated to perform obligations specifically set forth in the deposit agreement without negligence or bad faith;

●	are not liable if we are, or it is, prevented or delayed by law or circumstances beyond our or its control from performing our or its obligations under the deposit agreement;

●	are not liable if we exercise or it exercises discretion permitted under the deposit agreement;

●	are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential, or punitive damages for any breach of the terms of the deposit agreement;

●	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

●	are not liable for the acts or omissions of any securities depository, clearing agency, or settlement system; and

●	may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of shares, the depositary may require:

●	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

●	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

●	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Shares Underlying Your ADSs

ADS holders have the right to cancel their ADSs and withdraw the underlying shares at any time except:

●	when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of ordinary shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our shares;

●	when you owe money to pay fees, taxes, and similar charges; or

●	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Pre-release of ADSs

The deposit agreement permits the depositary to deliver ADSs before deposit of the underlying shares. This is called a pre-release of the ADSs. The depositary may also deliver shares upon cancellation of pre-released ADSs (even if the ADSs are canceled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying shares are delivered to the depositary. The depositary may receive ADSs instead of shares to close out a pre-release. The depositary may pre-release ADSs only under the following conditions: (i) before or at the time of the pre-release, the person to whom the pre-release is being made represents to the depositary in writing that it or its customer owns the shares or ADSs to be deposited; (ii) the pre-release is fully collateralized with cash or other collateral that the depositary considers appropriate; and (iii) the depositary must be able to close out the pre-release on not more than five business days’ notice. In addition, the depositary will limit the number of ADSs that may be outstanding at any time as a result of pre-release (and will not normally exceed 30% of all ADSs outstanding) although the depositary may disregard the limit from time to time if it thinks it is appropriate to do so.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System, also referred to as DRS, and Profile Modification System, also referred to as Profile, will apply to the ADSs. DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant. Profile is feature of DRSs that allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Shareholder Communications; Inspection of Register of Holders of ADSs; Disclosure of Beneficial Ownership

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

Each ADS holder and each indirect or beneficial owner agrees to comply with any applicable law, including in both the United States and Israel, with regard to the notification to us of the holding or proposed holding of certain interests in shares and the obtaining of certain consents, to the same extent as if such holder or owner were a registered holder or beneficial owner of shares. Each ADS holder and each indirect or beneficial owner agrees to provide all information known to it in response to a request made to provide beneficial ownership information. Each indirect and beneficial owner consents to the disclosure by the ADS holder or any other person through which it holds ADSs, of all information responsive to a request of that kind that is known to that ADS holder or other person.

DESCRIPTION OF WARRANTS

We may issue and offer warrants under the material terms and conditions described in this prospectus and any accompanying prospectus supplement. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

We may issue warrants to purchase our ordinary shares, including shares represented by ADSs. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants may be issued under warrant or subscription agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The particular terms of the warrants, the warrant or subscription agreements relating to the warrants and the warrant certificates representing the warrants will be described in the applicable prospectus supplement, including some or all of the following:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued and exercised;

●	the currency or currencies in which the price of such warrants will be payable;

●	the securities purchasable upon exercise of such warrants;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	if applicable, any provisions for cashless exercise of the warrants;

●	if applicable; any exercise limitations with respect to the ownership limitations by the holder exercising the warrant;
●	information with respect to book-entry procedures, if any;
●	any material Israeli tax consequences and United States federal income tax consequences;

●	the anti-dilution provisions of the warrants, if any; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Holders of warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matters, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the warrants.

The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement and warrant certificate, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of the applicable warrant agreement if we offer warrants, see “Where You Can Find More Information” beginning on page 22 and “Incorporation of Information by Reference” beginning on page 23. We urge you to read any applicable prospectus supplement and the applicable warrant agreement and form of warrant certificate in their entirety.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our ordinary shares and/or our ADSs. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

●	the price, if any, for the subscription rights;

●	the exercise price payable for each ordinary share and/or ADS upon the exercise of the subscription rights;

●	the number of subscription rights to be issued to each shareholder;

●	the number and terms of the ordinary shares and/or ADSs which may be purchased per each subscription right;

●	the extent to which the subscription rights are transferable;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription right agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of the applicable subscription right agreement if we offer subscription rights, see “Where You Can Find More Information” beginning on page 22 and “Incorporation by Reference” beginning on page 23. We urge you to read the applicable subscription right agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	the material terms of a unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Where You Can Find More Information” beginning on page 22 and “Incorporation by Reference” beginning on page 23. We urge you to read the applicable unit agreement and any applicable prospectus supplement in their entirety.

PLAN OF DISTRIBUTION

The securities being offered by this prospectus may be sold:

●	through agents;

●	to or through one or more underwriters on a firm commitment or agency basis;

●	through put or call option transactions relating to the securities;

●	to or through dealers, who may act as agents or principals, including a block trade (which may involve crosses) in which a broker or dealer so engaged will attempt to sell as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	through privately negotiated transactions;

●	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

●	directly to purchasers, including our affiliates , through a specific bidding or auction process, on a negotiated basis or otherwise; to or through one or more underwriters on a firm commitment or best efforts basis;

●	exchange distributions and/or secondary distributions;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	in an “at the market offering”, within the meaning of Rule 415(a)(4) of the Securities into an existing trading market, on an exchange or otherwise;

●	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;

●	transactions in options, swaps or other derivatives that may or may not be listed on an exchange;

●	through any other method permitted pursuant to applicable law; or

●	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the Nasdaq Capital Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will sell any of our listed securities to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell any of our listed securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any of our listed securities which are sold will be sold at prices related to the then prevailing market prices for our listed securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our listed securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, penalty bids and other transactions that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below:

●	a stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

●	a syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

●	a penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, ordinary shares, ADSs or warrants may be issued upon conversion of or in exchange for other securities.

Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus.

LEGAL MATTERS

Gross & Co., Tel Aviv, Israel, will pass upon certain legal matters regarding the securities offered hereby under Israeli law and McDermott Will & Emery LLP, New York, New York, will pass upon certain legal matters regarding the securities offered hereby under U.S. federal securities law. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2017 have been so incorporated in reliance on the report of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3, including amendments and relevant exhibits and schedules, under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of the registration statement, summarizes material provisions of contracts and other documents that we refer to in the prospectus. Since this prospectus does not contain all of the information contained in the registration statement, you should read the registration statement and its exhibits and schedules for further information with respect to us and our ordinary shares and the ADSs. Our SEC filings, including the registration statement, are available to you on the SEC’s Web site at http://www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements we file reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. However, we file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements are filing reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly, and current reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. However, we will file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and will submit to the SEC, on Form 6-K, unaudited quarterly financial information.

We maintain a corporate website at www.collplant.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. We will post on our website any materials required to be posted on such website under corporate or securities regulations, including posting any XBRL interactive financial data required to be filed with the SEC or any other regulatory authority, and any notices of general meetings of our shareholders.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual and special reports and other information with the SEC (File Number 001-38370). These filings contain important information that does not appear in this prospectus. The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. We are incorporating by reference in this prospectus the documents listed below and all amendments or supplements we may file to such documents, as well as any future filings we may make with the SEC on Form 20-F under the Exchange Act before the time that all of the securities offered by this prospectus have been sold or de-registered:

●	our Annual Report on Form 20-F for the year ended December 31, 2017, filed with the SEC on March 20, 2018; and

●	our Report on Form 6-K filed with the SEC on March 21, 2018 (with respect to paragraphs six through twenty of Exhibit 99.1 and the financial statements included therein only), April 12, 2018 (with respect to the first and third paragraphs of Exhibit 99.1 only), April 16, 2018 (with respect to the first and third paragraphs of Exhibit 99.1 only), April 23, 2018 (with respect to the first and second paragraphs of Exhibit 99.1 only), May 1, 2018 (with respect to the first and third paragraphs of Exhibit 99.1 only), May 3, 2018, May 8, 2018 (with respect to the first paragraph of Exhibit 99.1 only), May 24, 2018 (with respect to paragraphs eight through seventeen of Exhibit 99.1 and the financial statements included therein only) June 7, 2018, June 19, 2018 (with respect to the first paragraph of Exhibit 99.1 only), June 21, 2018, June 25, 2018, June 26, 2018 (with respect to the first paragraph of Exhibit 99.1 only), July 5, 2018 (with respect to the first, third and fourth paragraphs of Exhibit 99.1 only), July 27, 2018, July 30, 2018, August 6, 2018, and August 8, 2018 (with respect to the first paragraph of Exhibit 99.1 only), August 24, 2018, September 21, 2018 (with respect to paragraphs six through fifteen of Exhibit 99.1 and the financial statements included therein and Exhibits 99.2 and 99.3 only), October 22, 2018 (with respect to the first three paragraphs of Exhibit 99.1), October 25, 2018, October 29, 2018, November 1, 2018, November 13, 2018 (with respect to the first two paragraphs of Exhibit 99.1), November 29, 2018, December 10, 2018 (with respect to the first four paragraphs of Exhibit 99.1), December 14, 2018 and January 2, 2019.

In addition, any reports on Form 6-K submitted to the SEC by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part and all subsequent annual reports on Form 20-F filed after the effective date of this registration statement and prior to the termination of this offering and any reports on Form 6-K subsequently submitted to the SEC or portions thereof that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part, shall be considered to be incorporated into this prospectus by reference and shall be considered a part of this prospectus from the date of filing or submission of such documents.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide, upon written or oral request, to each person to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, at no cost, by writing us at CollPlant Holdings Ltd., 3 Sapir Street, Weizmann Science Park Ness-Ziona, Israel 74140, Attention: Deputy CEO and Chief Financial Officer, (+972) (73) 232 5600.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in this registration statement, a substantial majority of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and a substantial majority of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our Israeli legal counsel, Gross & Co. Law Offices, that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact by expert witnesses, which can be a time-consuming and costly process. Certain matters of procedure will be governed by Israeli law.

 Subject to specified time limitations and legal procedures, Israeli courts may enforce a United States judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that among other things:

●	the judgment is obtained before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law currently prevailing in Israel;

●	the judgment is final and is not subject to any right of appeal;

●	the prevailing law of the foreign state in which the judgment was rendered allows for the enforcement of judgments of Israeli courts;

●	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;

●	the liabilities under the judgment are enforceable according to the laws of the State of Israel and the judgment and the enforcement of the civil liabilities set forth in the judgment is not contrary to the law or public policy in Israel nor likely to impair the security or sovereignty of Israel;

●	the judgment was not obtained by fraud and does not conflict with any other valid judgments in the same matter between the same parties;

●	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court; and

●	the judgment is enforceable according to the law of the foreign state in which the relief was granted.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

 Puglisi & Associates is the U.S. agent authorized to receive service of process in any action against us arising out of this offering. The address of Puglisi & Associates is 850 Library Avenue, Newark, Delaware 19711.

EXPENSES

We are paying all of the expenses of the registration of our securities under the Securities Act, including, to the extent applicable, registration and filing fees, printing and duplication expenses, administrative expenses, accounting fees and the legal fees of our counsel. The following is a statement of estimated expenses at the present time in connection with the distribution of the securities registered hereby. All amounts shown are estimates except the SEC registration fee and the FINRA filing fee. The estimates do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.

SEC registration fees	$6,060
FINRA filing fee	$8,000
Legal fees and expenses	$30,000
Accountants fees and expenses	$10,000
Printing Fees	$5,000
Miscellaneous	$5,000
Total	$64,060

2,000,000 American Depositary Shares Representing 2,000,000 Ordinary Shares

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

February 11, 2021